EXHIBIT 5.1


                   [SMITH, GAMBRELL & RUSSELL, LLP LETTERHEAD]

    ROBERT C. SCHWARTZ
     (404) 815-3758
E-MAIL: rschwartz@sgratl.com



                                December 18, 1998


Board of Directors
Marine Bancshares, Inc.
501 Goodlette Road North, Suite D-12
Naples, Florida 34102

               Re:    Marine Bancshares, Inc.
                      Registration Statement on Form SB-2
                      1,150,000 Shares of Common Stock
                      Registration No. 333-39203

Gentlemen:

        We have acted as counsel for Marine Bancshares, Inc. (the "Company"), in connection with the proposed public offering of the shares of its $.01 par value Common Stock covered by the above-described Registration Statement.

        In connection therewith, we have examined the following:

        (1) The Amended and Restated Articles of Incorporation of the Company, certified by the Secretary of State of the State of Florida;

        (2) The Amended and Restated Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

        (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

        (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Georgia; and

        (5) The Registration Statement, including all exhibits thereto.

Board of Directors
Marine Bancshares, Inc.
December 18, 1998
Page 2




        Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

        (A) The Company has been duly incorporated under the laws of the State of Florida and is validly existing and in good standing under the laws of that State.

        (B) The 1,150,000 shares of Common Stock covered by the Registration Statement have been legally authorized and, when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Sincerely,

                                            SMITH, GAMBRELL & RUSSELL, LLP

                                            /s/ Robert C. Schwartz
                                            -----------------------------------
                                            Robert C. Schwartz

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